                                                                     Exhibit 23c
                                                  Consent of Arthur Andersen LLP


                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated November 5, 1999, included in Technical Communication's Corporation's Annual Report on Form 10-K for the year ended September 30, 2000, and to all references to our Firm included in this registration statement. It should be noted that we have not audited any financial statements of the company subsequent to October 2, 1999 or performed any audit procedures subsequent to the date of our report.


/s/ Arthur Andersen LLP


Boston, Massachusetts
May 2, 2001



                                     -10-